Exhibit 4.6

Out-of-Court Supplemental Indenture

FOSSIL GROUP, INC.

THIRD SUPPLEMENTAL INDENTURE

Dated as of [•], 2025

To

INDENTURE

Dated as of November 8, 2021

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

This THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), by and between FOSSIL GROUP, INC., a Delaware corporation (the “Company”), FOSSIL (UK) GLOBAL SERVICES LTD., a company incorporated in England and Wales (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”), is made and entered into as of this [•] day of [•], 2025.

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of November 8, 2021 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 8, 2021, among the Company and Trustee (the “First Supplemental Indenture”) and the Second Supplemental Indenture, dated as of [•], 2025, among the Company, the Guarantor and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), relating to the Company’s 7.00% Senior Notes due 2026 (the “Notes”);

WHEREAS, $150,000,000 aggregate principal amount of Notes are currently outstanding and constitute the only series of Securities that have been issued and that are existing under the Base Indenture;

WHEREAS, subject to certain exceptions, Section 9.02 of the Base Indenture provides, among other things, that the Company and the Trustee may amend or supplement the Base Indenture or the Securities of any one or more series with the consent (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Securities) of the Holders of a majority in principal amount of the then outstanding Securities of each series affected by such amendment or supplement;

WHEREAS, the Company has (i) offered to exchange the Notes held by the Holders for either (a) 9.500% First-Out First Lien Senior Secured Notes due 2029 or (b) 7.500% Second-Out Second Lien Senior Secured Notes due 2029 and (ii) has solicited consents from Holders of the Notes to amend the Indenture, including pursuant to and in connection with a Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 9, 2025 (as may be amended or supplemented, the “Registration Statement”);

WHEREAS, the Company has received, and has delivered to the Trustee evidence of, the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding;

WHEREAS, the Company requests the Trustee to join it in the execution and delivery of this Supplemental Indenture, and, in accordance with Sections 9.06, 11.04 and 11.05 of the Base Indenture, the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Officer’s Certificate and an Opinion of Counsel relating to this Supplemental Indenture; and

WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been met and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS TO INDENTURE AND NOTES

Section 1.01. Amendments to Indenture.

(a) Clause (b) of Section 4.01 (Consolidation, Merger or Sale of Assets) of the Base Indenture is hereby deleted in its entirety from the Indenture and replaced with “[Intentionally Omitted],” and all references and definitions in the Indenture related solely thereto are deleted in their entirety.

(b) Clause (c) of Section 6.01 (Events of Default) of the Base Indenture is hereby deleted in its entirety from the Indenture and replaced with “[Intentionally Omitted],” and all references and definitions in the Indenture related solely thereto are deleted in their entirety.

(c) Clauses (b), (c), (d), (e) and (f) of Section 8.04 (Conditions to Legal or Covenant Defeasance) of the Base Indenture are hereby deleted in their entirety from the Indenture and replaced with “[Intentionally Omitted],” and all references and definitions in the Indenture related solely thereto are deleted in their entirety.

(d) Clause (b) of Section 4.02 (Consolidation, Merger or Sale of Assets) of the First Supplemental Indenture is hereby deleted from the Indenture in its entirety and replaced with “[Intentionally Omitted],” and all references and definitions in the Indenture related solely thereto are deleted in their entirety.

(e) Section 4.03 (Exchange Listing) of the First Supplemental Indenture is hereby deleted in its entirety from the Indenture and replaced with “[Intentionally Omitted],” and all references and definitions in the Indenture related solely thereto are deleted in their entirety.

(f) Clause (c) of Section 5.02 (Events of Default) of the First Supplemental Indenture is hereby deleted in its entirety from the Indenture and replaced with “[Intentionally Omitted],” and all references and definitions in the Indenture related solely thereto are deleted in their entirety.

(g) Subordination

On and after the date that this Supplemental Indenture becomes effective in accordance with its terms, the Obligations in respect of the Notes shall be subordinated in right of payment, to the extent and in the manner provided in this Section 1.01(g), to the prior payment in full in cash of all Senior Debt (as defined below) (including the termination of all commitments thereunder) of the Company and the Guarantor. The subordination provided for herein is for the benefit of, and enforceable by, the holders of such Senior Debt. The Notes shall in all respects rank pari passu with all other Indebtedness of the Company and the Guarantor, and only Indebtedness of the Company or the Guarantor which is Senior Debt of the Company or the Guarantor shall rank senior to the Notes in accordance with the provisions set forth herein.

For purposes of this Section 1.01(g), “Senior Debt” means each of the following:

(a) the asset-based revolving credit agreement dated August 13, 2025, among the Company, as a U.S. borrower and borrower representative, Fossil Partners, L.P., as a U.S. borrower, certain subsidiaries of the Company from time to time party thereto, as borrowers, the other loan parties from time to time party thereto, the lenders from time to time party thereto and ACF FINCO I LP, as administrative agent and any refinancing indebtedness in respect thereof;

(b) the Company’s 9.500% First-Out Senior Secured Notes due 2029 that are issued pursuant to that certain indenture dated on or about [•], 2025, by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and notes collateral agent and any refinancing indebtedness in respect thereof; and

(c) the Company’s 7.500% Second-Out Senior Secured Notes due 2029 that are issued pursuant to that certain indenture dated on or about [•], 2025, by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and notes collateral agent and any refinancing indebtedness in respect thereof, and, in each case, all guarantees, security documents, collateral documents, intercreditor agreements, and other instruments and provisions (including any “parallel debt” provisions) evidencing indebtedness thereunder, guarantees thereof, or collateral or other security therefore, and further, in each case any amendments, supplements, modifications, extensions, replacements, renewals, restatements, amendments and restatements, refundings or refinancings.

Upon any payment or distribution of the assets of the Company or the Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or the Guarantor in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company, the Guarantor or their respective property:

(a) holders of Senior Debt of the Company or the Guarantor shall be entitled to receive payment in full in cash of such Senior Debt (including the termination of all commitments thereunder) before Holders shall be entitled to receive any payment; and

(b) until the Senior Debt of the Company or the Guarantor is paid in full in cash (including the termination of all commitments thereunder), any payment or distribution to which Holders would be entitled but for this Section 1.01(g) shall be made to holders of such Senior Debt as their interests may appear, except that Holders may receive shares of stock and any debt securities that are subordinated to such Senior Debt to at least the same extent as the Notes.

If a distribution is made to Holders that, because of this Section 1.01(g), should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Debt of the Company or the Guarantor and pay it over to them as their interests may appear.

The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale, assignment, transfer, lease or other disposal of all or substantially all of the consolidated assets of the Company and its Subsidiaries to another Person upon the terms and conditions set forth in Section 4.02 of the First Supplemental Indenture shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company, the Guarantor or their respective property for the purposes of this Section 1.01(g) if the Person formed by such consolidation or into which the Company is merged or the Person which acquires all or substantially all of the consolidated assets, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, transfer, lease or other disposal, comply with the conditions set forth in Section 4.02 of the First Supplemental Indenture.

After all Senior Debt of the Company and the Guarantor, is paid in full in cash (including the termination of all commitments thereunder), and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt. A distribution made under this Section 1.01(g) to holders of such Senior Debt which otherwise would have been made to Holders is not, as between the Company, the Guarantor and Holders, a payment by the Company or the Guarantor on such Senior Debt.

This Section 1.01(g) defines the relative rights of Holders and holders of Senior Debt of the Company and the Guarantor. Nothing in this Indenture shall:

(a) impair, as between the Company and the Guarantor, on the one hand, and Holders, on the other hand, the obligation of the Company and the Guarantor, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

(b) affect the relative rights against the Company and the Guarantor of holders and creditors of the Company or the Guarantor other than the holders of Senior Debt; or

(c) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt of the Company or the Guarantor to receive distributions otherwise payable to Holders.

No right of any holder of Senior Debt of the Company or the Guarantor to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or the Guarantor or by its failure to comply with this Indenture.

Notwithstanding anything in this Section 1.01(g), the Trustee or Paying Agent shall continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that under this Section 1.01(g) would prohibit the making of any payments to or by the Trustee unless and until, not less than two Business Days prior to the date of such payment, a responsible officer of the Trustee receives actual written notice that such payments are prohibited by this Section 1.01(g). The Company, a trustee, agent or other representative in respect of any Senior Debt (a “Representative”) (provided that if, and for so long as, any Senior Debt lacks such a Representative, then the Representative for such Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Debt in respect of any Senior Debt) or a holder of Senior Debt of the Company or Guarantor shall be entitled to give the notice; provided, however, that, any issue of Senior Debt of the Company or the Guarantor has a Representative, only the Representative shall be entitled to give the notice. The Trustee shall be entitled to conclusively rely upon any notice provided to it in accordance with this Section 1.01(g)

without further investigation or inquiry. Prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such fact exists. Unless the Trustee shall have received the notice provided for in the preceding sentence, the Trustee shall have full power and authority to receive such payment and to apply the same to the purpose for which it was received and shall not be affected by any notice to the contrary which may be received by it on or after such date. The foregoing shall not apply to any Affiliate of the Company acting as Paying Agent.

The Trustee in its individual or any other capacity shall be entitled to hold Senior Debt of the Company or the Guarantor with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Section 1.01(g) with respect to any Senior Debt of the Company or the Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder. Notwithstanding anything in this Section 1.01(g) to the contrary, all amounts owed to the Trustee (including amounts owed pursuant to Section 7.07 under the Indenture) in each of its capacities hereunder shall not be subordinated to any Senior Debt of the Company or the Guarantor or otherwise.

Whenever any Person is to make a distribution or give a notice to holders of Senior Debt of the Company or the Guarantor, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

The failure to make a payment pursuant to the Notes by reason of any provision in this Section 1.01(g) shall not be construed as preventing the occurrence of a Default. Nothing in this Section 1.01(g) shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust under Article VIII of the Base Indenture by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Debt of the Company or the Guarantor or subject to the restrictions set forth in this Section 1.01(g) if the provisions of this Section 1.01(g) were not violated at the time funds were deposited in trust with the Trustee pursuant to Article X of the Base Indenture, and none of the Holders shall be obligated to pay over any such amount to the Company, the Guarantor or any holder of Senior Debt of the Company, the Guarantor or any other creditor of the Company.

Upon any payment or distribution pursuant to this Section 1.01(g), the Trustee, subject to Section 7.01, and the Holders shall be entitled to rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to herein are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (3) upon the Representatives of Senior Debt of the Company or the Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Debt and other Indebtedness of the Company or the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 1.01(g). In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company or the Guarantor to participate in any payment or distribution pursuant to this Section 1.01(g), the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Section 1.01(g), and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 of the Indenture shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Section 1.01(g).

The Trustee is hereby authorized to execute such documentation and to take such action on behalf of the Holders and at the expense of the Company as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of the Company or Guarantor as provided in this Section 1.01(g) and the Trustee is hereby appointed as attorney-in-fact for any and all such purposes.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company or the Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company, the Guarantor or any other Person, money or assets to which any holders of Senior Debt of the Company or the Guarantor shall be entitled by virtue of this Section 1.01(g) or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Section 1.01(g) and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

The foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Company or the Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

Notwithstanding anything to the contrary in the Indenture (including this Supplemental Indenture), the provisions of this Section 1.01(g) shall be enforceable only to the extent that the same do not conflict with the TIA or Sections 6.07 or 9.02 of the Base Indenture, or give rise to a breach, default, violation of, or Default or Event of Default, in respect of any of the foregoing.

Section 1.02. Amendments to the Notes. Any of the terms or provisions present in the Notes that relate to any of the provisions of the Indenture as amended by this Supplemental Indenture shall also be deemed to be amended, mutatis mutandis, so as to be consistent with the amendments made by this Supplemental Indenture (collectively with the amendments described in Section 1.01, the “Proposed Amendments”).

ARTICLE II

WAIVERS

Section 2.01. Waiver of Defaults. As permitted by Section 6.04 of the Base Indenture, any and all existing Defaults and Events of Default, their consequences or the compliance with any provision of the Indenture (except (i) a Default or Event of Default in the payment of the principal of, or interest, if any, on the Notes or (ii) a Default or Event of Default in respect of any other provision that under Section 9.02 cannot be amended without the consent of each Holder affected), in each case relating to the covenants to be amended by the Proposed Amendments, which include any that may have resulted in connection with, or may result from the consummation of, the Transactions (as defined in the Registration Statement), are hereby irrevocably waived.

ARTICLE III

MISCELLANEOUS

Section 3.01. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 3.02. Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.03. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.04. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THERETO (OTHER THAN N.Y. GENERAL OBLIGATIONS LAW § 5-1401). EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 3.05. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 3.06. Successors. All agreements of the Company and the Guarantor in this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 3.07. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 3.08. The Trustee. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to perform its duties under the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining the rights and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define its rights and limit its liabilities and responsibilities in the performance of its duties under the Indenture as hereby amended. All of the provisions contained in the Indenture in respect of the rights, privileges, indemnities, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Transactions, the consents of the Holders of the Notes, any document used in connection with the solicitation of consents or the Transactions, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Trustee assumes no responsibility for the same.

Section 3.09. Effectiveness. The provisions of this Supplemental Indenture shall be effective upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the Proposed Amendments set forth in Article I of this Supplemental Indenture and the waiver of Defaults and Events of Default as set forth in Article II of this Supplemental Indenture shall become operative only upon the consummation of the Exchange Offer as defined in and pursuant to the Registration Statement.

Section 3.10. Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.11. Severability. In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

FOSSIL GROUP, INC.

By:
Name:
Title:

GUARANTOR:

FOSSIL (UK) GLOBAL SERVICES LTD.

By:
Name:
Title:

[Signature Page to Third Supplemental Indenture]

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

[Signature Page to Third Supplemental Indenture]